Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Answers Corporation

We consent to the incorporation by reference in the registration statements (No. 333-123185 and 333-138641) on Form S-8 and the registration statements (No. 333-144630, 333-131108 and 333-152650) on Form S-3 of Answers Corporation of our report dated March 9, 2009, with respect to the consolidated balance sheets of Answers Corporation and Subsidiary (“the Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive loss, and cash flows for each of the years in the two-year period ended December 31, 2008 which report appears in the December 31, 2008 annual report on Form 10-K of Answers Corporation.

Our audit report refers to the adoption by the Company, effective January 1, 2008, of Financial Accounting Standards Board Statement No. 157 “Fair Value Measurements.”

/s/ Somekh Chaikin
Somekh Chaikin
Certified Public Accountants (Isr.)
A member firm of KPMG International

March 9, 2009